Exhibit 99.1

CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), David DeWalt, the Chief Executive Officer of Documentum, Inc. (the “Company”), hereby certifies that, to his knowledge:

1.     The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

This certification accompanies the Periodic Report pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     In Witness Whereof, the undersigned has set his hand hereto as of the 14th day of November, 2002.

/s/ David DeWalt David DeWalt Chief Executive Officer